Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                          Nine Months Ended                        Three Months Ended
                                                               June 30,                                 June 30,
                                                   ---------------------------------        ---------------------------------
Net income per share was computed as follows:         1997                 1996                1997                 1996
                                                   ------------         ------------        ------------         ------------
Primary:
    Net income                                   $   7,565,347        $   7,169,909       $   2,548,617        $   2,292,712
                                                   ============         ============        ============         ============

1) Weighted average shares outstanding               6,042,268            6,076,846           6,201,325            6,005,992
2) Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of
      issuer's stock during the periods                247,561               34,465             347,959               37,459
                                                   ------------         ------------        ------------         ------------
3) Weighted average shares and common
      equivalent shares outstanding                  6,289,829            6,111,311           6,549,284            6,043,451
                                                   ============         ============        ============         ============
4) Weighted average shares outstanding
      which were used for calculation                6,289,829      (A)   6,076,846           6,549,284      (A)   6,005,992
                                                   ============         ============        ============         ============

    Net income per share                         $        1.20        $        1.18       $        0.39        $        0.38
                                                   ============         ============        ============         ============

Fully Diluted:
1) Unadjusted income                             $   7,565,347        $   7,169,909       $   2,548,617        $   2,292,712

2) Interest on convertible
      subordinated debentures (See Note 6)              -                   720,134              -                   240,045
                                                   ------------         ------------        ------------         ------------

    Adjusted net income                          $   7,565,347        $   7,890,043       $   2,548,617        $   2,532,757
                                                   ============         ============        ============         ============

3) Weighted average shares outstanding               6,042,268            6,076,846           6,201,325            6,005,992

4) Incremental shares under stock options
      computed under the treasury stock method
      using the higher of the average or ending
      market price of issuer's stock at the end
      of the periods                                   437,337               41,063             437,337               41,063
5) Incremental shares relating to
      convertible subordinated debentures (See Note 6)  -                 1,183,042              -                 1,183,042
6) Incremental shares related to long-term
      incentive compensation plan.                     350,000              300,000             350,000              300,000
                                                   ------------         ------------        ------------         ------------
7) Weighted average shares and common
      equivalent shares outstanding                  6,829,605            7,600,951           6,988,662            7,530,097
                                                   ============         ============        ============         ============

    Net income per share                         $        1.11        $        1.04       $        0.37        $        0.34
                                                   ============         ============        ============         ============

(A) Dilutive effect of common equivalent shares not included since dilution is less than 3%.


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